OXFORD RESOURCES CORP.
                             1993 STOCK OPTION PLAN

1. Purpose.

     The purpose of the 1993 Stock Option Plan (the "Plan") is to induce employees and directors who are not employees ("Non-Employee Directors") to remain in the employ of Oxford Resources Corp. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new employees and Non-Employee Directors and to encourage such employees and Non-Employee Directors to secure or increase on reasonable terms their stock ownership in the company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted thereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422
(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the


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"Committee") referred to in Section 5 hereof at the time of the grant hereof.

2. Effective Date of the Plan.

     The Plan became effective on December 1, 1993, by resolution of the Board, and ratification of the Plan by the unanimous consent of the holders of all of the outstanding shares of the common stock, $0.01 par value, of the Company (the "Common Stock").

3. Stock Subject to Plan.

     1,300,000 of the authorized but unissued shares of the Class A Common Stock (the "Class A Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Class A Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. Administration

     The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its

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discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant" ) to whom and the times and the prices at which Options shall be granted, the Periods during which each Option shall be exercisable, the number of shares of the Class A Common Stock to be subject to each Option and whether such option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that Outside Directors who are members of the Committee shall only be granted Options in accordance with the provisions of Section 6B hereof. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and Outside Directors, their past, present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its sole and absolute discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

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5. Committee.

     The Committee shall consist of two or more members of the Board both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and both or all of whom shall be "outside directors" within the contemplation of section 162(m)(4)(C)(i) of the Code. The Chief Executive Officer of the Company shall also be a member of the Committee, ex-officio. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Options to a person who shall not be an officer and/or director of the Company and who is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

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6. Eligibility; Director's Formula Options.

     A. An Option may be granted only to an employee of the Company or a Subsidiary or to an Outside Director of the Company.

     B. (i) Upon the effective date of the Company's first registration statement under the Securities Act of 1933, as amended, each Outside Director who is a member of the Committee shall be granted an Option (a "Director's Formula Option") to purchase 3,000 shares of the Class A Common Stock.

     (ii) At the first meeting of the Board immediately following the 1995 Annual Meeting of the Stockholders of the Company, and at the first meeting of the Board immediately following each subsequent Annual Meeting of the Stockholders of the Company, each Outside Director who is a member of the Committee shall be granted an Option (a "Director's Formula Option") to purchase 3,000 shares of the Class A Common Stock.

     (iii) Each Director's Formula Option shall have a term of ten years from the date of the granting thereof and shall have an initial per share Option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

7. Option Prices.

     A. The initial per share option price of any Option shall not be less than the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section

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424(d) of the Code) more than 10% of the total combined voting power of the
Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Class A Common Stock on the date of grant.

     B. For all purposes of the Plan, the fair market value of a share of the Class A Common Stock on any date shall be equal to (i) if, on such day, shares of the Class A Common Stock shall be traded on a national securities exchange or in the over-the-counter market, the closing sales price of a share of the Class A Common Stock as published by such national securities exchange or if there is no sale of the Class A Common Stock on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or if the shares of the Class A Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (ii) if the provisions of clause (i) shall not be applicable, an amount equal to the Book Value of a share of the Class A Common Stock on such date or such greater amount as shall be determined in good faith by the Board.

8. Option Term

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof, provided, however, that, in the

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case of a Participant who owns (within the meaning of section 424(d) of the
Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9. Limitations on Amount of Options Granted.

     A. The aggregate fair market value of the shares of the Class A Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. No Participant shall, during the life of the Plan, be granted options to purchase more than 500,000 shares of the Class A Common Stock.

10. Exercise of Options.

     A. A Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the second anniversary of such date. A Participant may (i) during the period commencing on the second anniversary of the date of the granting of an Option to him and ending on the day next preceding the third anniversary of such date, exercise such Option with respect to

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one-third of the shares granted thereby, (ii) during the period commencing on such third anniversary and ending on the day next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby minus the number of shares with respect to which such Option shall have theretofore been exercised, and (iii) during the period commencing on such fourth anniversary, exercise such Option with respect to all of the shares granted thereby minus the number of shares with respect to which such Option shall have theretofore been exercised.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock so specified; provided, however, that if the Committee shall in its sole discretion so determine at the time of the grant of any Option which is not a Director's Formula Option, and in the case of all Director's Formula Options, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the

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Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock issuable upon such exercise.

     D. The Committee may, in its discretion, permit any Option other than a Director's Formula Options to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

11. Transferability.

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

12. Termination of Employment.

     In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as an Outside Director, whether voluntarily or otherwise but other than by reason of his death, each Option theretofore granted to him which shall not have theretofore expired or otherewise been canceled shall, to the extent not heretofore exercised, terminate forthwith. In the event a Participant's employment with the Company and the Subsidiaries or service as an Outside Director terminates by reason of his death, each Option theretofore granted to him which

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shall not have theretofore expired or otherwise been canceled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earliest to occur of the expiration of three months after the date of the qualification of a representative of his estate, the expiration of a period of one year after the date of his death and the date specified in such Option.

13. Adjustment of Number of Shares.

     In the event that a dividend shall be declared upon the Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Option, the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then

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subject to any Option, for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Class A Common Stock referred to in Sections 6B and 9B hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to

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which such Share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14. Purchase for Investment, Withholding and Waivers.

     A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     B. Each Participant shall make arrangements with the Company with respect to such income tax withholding as the Company shall determine in its sole discretion is appropriate to

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ensure payment of federal, state and local income tax due with respect to the issuance and/or exercise of non-incentive stock options exercised under the Plan.

     A Participant may, in the discretion of the Committee (or, in the case of a Director's Formula Option, in the discretion of the Board) and subject to such rules as the Committee (or, in the case of a Director's Formula Option, the Board) may adopt, elect to satisfy such withholding obligation, in whole or in part, by electing (an "Election") to deliver to the Company shares of the Common Stock having a fair market value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. The Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.

     Each Election shall be subject to the following restrictions:

          (i) The Election must be made on or prior to the Tax Date;

          (ii) The Election is subject to the approval of the Committee (or, in the case of a Director's Formula Option, the Board); and

          (iii) If the Participant's transactions in shares of the Common Stock are subject to the provisions of Section 16(b) of the Exchange Act, the Election must be made during the period beginning on the third (3rd) business date following the date of release of the Company's quarterly or annual

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     summary statement of sales and earnings and ending on the twelfth (12th)
     business date following such date.

15. No Stockholder Status.

     Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16. No Restrictions on Corporate Acts.

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17. Declining Market Price.

     In the event the fair market value of the Class A Common Stock declines below the option price set forth in any Option,

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the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock; provided, however, that none of the foregoing actions may be taken without the prior approval of the Board and none of the foregoing actions may be taken with respect to a Director's Formula Option.

18. No Employment Right.

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

19. Termination and Amendment of the Plan.

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock voting as a single class as provided in the Company's Certificate of Incorporation present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or increase the number of shares as to which Options may be granted under the Plan to any individual as provided in Sections 6B and 9B hereof (as adjusted in accordance with the provisions of Section 13

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hereof), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, further, however, that the provisions of the Plan with respect to Director's Formula Options may not be amended more than once every six months other than to comport with changes to the Code, the Employee Retirement Income Security Act of 1974 or the Rules of the Securities and Exchange Commission promulgated under section l6 of the Exchange Act. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20. Expiration and Termination of the Plan.

     The Plan shall terminate on the business day preceding the tenth anniversary of its effective date or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prier to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21. Governing Law.

     The Plan shall be governed by the laws of the State of New York.


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